UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

ORBITAL TRACKING CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

orbital tracking corp.

18851 ne 29th avenue, suite 700

aventura, fl 33180

September ___, 2017

Dear Shareholder:

You are cordially invited to attend the special meeting of shareholders of Orbital Tracking Corp., which will be held at 200 South Biscayne Blvd, Suite 3900, Miami Florida, 33158, on November 3rd, at 10:00 AM Eastern Time.

The notice of special meeting and proxy statement accompanying this letter describe the specific business to be acted upon at the meeting.

In addition to the specific matters to be acted upon, there will be an opportunity for questions of general interest to the shareholders.

Your vote is important. Whether you plan to attend the meeting in person, you are requested to complete, sign, date, and promptly return the enclosed proxy card in the envelope provided. Your proxy will be voted at the special meeting in accordance with your instructions. If you do not specify a choice on the proposal described in this proxy statement, your proxy will be voted as recommended by the Board of Directors. If you hold your shares through an account with a brokerage firm or other nominee or fiduciary such as a bank, please follow the instructions you receive from such brokerage firm or other nominee or fiduciary to vote your shares.

If you plan to attend the meeting in person, please respond affirmatively to the request for that information by marking the box on the proxy card. You will be asked to present valid picture identification. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

Sincerely,

David Phipps
Chief Executive Officer and Director

orbital tracking corp.

18851 ne 29th avenue, suite 700

aventura, fl 33180

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

September ___, 2017

To the Shareholders of Orbital Tracking Corp.:

The special meeting of shareholders of Orbital Tracking Corp. will be held at 200 South Biscayne Blvd, Suite 3900, Miami Florida, 33158 on November 3rd, at 10:00 AM Eastern Time.

At the special meeting, we will ask you to:

1.	Approve a Reverse Stock Split of the Company’s common stock at a ratio of not less than 1 for 300 and not more than 1 for 800, within the discretion of the Board of Directors, at any time prior to December 31, 2017; and

2.	Transact such other business as may properly come before the meeting or any adjournments.

Shareholders of record at the close of business on September 12, 2017 are entitled to notice of and to vote at the meeting. The Company’s proxy statement accompanies this notice. All shareholders are invited to attend the meeting in person.

By Order of the Board of Directors,

David Phipps
Chief Executive Officer and Chairman

YOUR VOTE AT THE SPECIAL MEETING IS IMPORTANT

Your vote is important. Please vote as promptly as possible even if you plan to attend the meeting.

For information on how to vote your shares, please see the instruction form from your broker or other fiduciary, as applicable, as well as “Information About the Special Meeting and Voting” in the proxy statement accompanying this notice.

We encourage you to vote by; (i) completing, signing, and dating the proxy card, and returning it in the enclosed envelope or (ii) internet at proxyvote.equitystock.com, see instructions on proxy card or (iii) fax, 1-646-201-9006.

If you have questions regarding the proxy statement or require assistance voting please contact our proxy solicitor, Alliance Advisors, toll free at 1-833-501-4825 or email the Company at info@orbitaltracking.com or by mail to our Corporate Secretary at Orbital Tracking Corp., at 18851 NE 29th Avenue, Suite 700, Aventura, FL 33180.

If you decide to change your vote, you may revoke your proxy in the manner described in the attached proxy statement at any time before it is voted.

We urge you to review the accompanying materials carefully and to vote as promptly as possible.

THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT ARE AVAILABLE AT: http://ir.orbitaltracking.com/proxy-materials

By Order of the Board of Directors,

Sincerely,

David Phipps
Chief Executive Officer and Chairman

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 3, 2017 AT 10:00 A.M. EST.

The Notice of Special Meeting of Shareholders and our Proxy Statement are available at: http://ir.orbitaltracking.com/proxy-materials.

ORBITAL TRACKING CORP.

18851 ne 29th avenue, suite 700

aventura, fl 33180

PROXY STATEMENT FOR SPECIAL MEETING

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 3RD, 2017

THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT IS AVAILABLE AT:

http://ir.orbitaltracking.com/proxy-materials

SHAREHOLDERS CAN REQUEST A COPY OF THE PROXY STATEMENT AND FORM OF PROXY FOR THIS MEETING AND FUTURE MEETINGS BY CALLING 1-305-560-5381 OR SENDING AN EMAIL TO info@orbitaltracking.com

This proxy statement provides information that you should read before you vote on the proposal that will be presented to you at the Special Meeting of Shareholders of Orbital Tracking Corp.

The Special Meeting will be held on November 3rd, 2017, at 10:00 a.m. local time, at 200 South Biscayne Blvd., Suite 3900, Miami Florida 33158.

On or about ____________, we mailed this proxy statement in paper copy. For information on how to vote your shares of our common stock, see the instructions included on the proxy card, or the instruction form you receive from your broker or other fiduciary, as well as the information under “Information About the Special Meeting and Voting” in this proxy statement. Shareholders who, according to our records, owned shares of the Company’s voting capital stock at the close of business on September 12, 2017, will be entitled to vote at the Special Meeting.

If you would like to attend the meeting and vote in person, please send an email to info@orbitaltracking.com and directions will be provided to you.

Information About the Special Meeting and Voting

Why am I receiving these proxy materials?

The Board of Directors (“Board”) of Orbital Tracking Corp. (“Company” or “Orbital”) is asking for your proxy for use at the Special Meeting of Shareholders of the Company, to be held at 200 South Biscayne Blvd., Suite 3900, Miami Florida 33158 on November 3rd, 2017 at 10:00 a.m. local time, and at any adjournment or postponement of the meeting. As a shareholder, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

This proxy statement is furnished to shareholders of Orbital Tracking Corp., a Nevada corporation, in connection with the solicitation of proxies by the Board for use at the Special Meeting of Shareholders (the “Special Meeting”).

Who is soliciting my vote?

The Board is soliciting your vote.

When were the enclosed solicitation materials first given to shareholders?

We initially mailed to shareholders of the Company this proxy statement and a proxy card on or about ____________.

What is the purpose of the meeting?

You will be voting on:

1.	Approval of a Reverse Stock Split of the Company’s common stock at a ratio of not less than 1 for 300 and not more than 1 for 800, within the discretion of the Board of Directors, at any time prior to December 31, 2017; and

2.	Such other business as may properly come before the meeting or any adjournments.

What are the Board’s recommendations?

The Board recommends a vote:

“FOR” approval to implement a reverse stock split of the Company’s outstanding at a ratio of not less than 1 for 300 and not more than 1 for 800, within the discretion of the Board of Directors, at any time prior to December 31, 2017.

Who is entitled to vote at the meeting, what is the “record date”, and how many votes do they have?

Holders of record of our voting capital stock at the close of business on September 12, 2017 (the “record date”) will be entitled to vote at the meeting. Each share of common stock has one vote. Additionally, holders of record of our voting classes of preferred stock are entitled to vote at the ratios set forth in the Certificate of Designation, as amended, for each such class of preferred stock.

There were 72,977,104 shares of common stock outstanding on the record date, September 12, 2017. Our shares of preferred stock outstanding, and their respective voting power, after application of conversion of voting limitations is 26,593,486 and is identified by class as follows:

Preferred Class	Outstanding Shares	Votes Available
Series B	6,666	-
Series C	3,540,365	7,841,267
Series D	3,008,984	5,566,197
Series E	7,202,877	4,636,885
Series F	1,099,998	200,000
Series G	10,083,351	1,833,335
Series H	87,500	-
Series I	92,944	545,623
Series J	54,669	5,970,179
Series K	1,166,652	-
Totals	26,344,006	26,593,486

What is a quorum of shareholders?

In order to carry on the business of the Special Meeting, a quorum must be present. If a majority of the shares outstanding and entitled to vote on the record date are present, either in person or by proxy, we will have a quorum at the meeting. Any shares represented by proxies that are marked for, against, withhold, or abstain from voting on a proposal will be counted as present in determining whether we have a quorum. If a broker, bank, custodian, nominee, or other record holder of our common stock indicates on a proxy card that it does not have discretionary authority to vote certain shares on a particular matter, and if it has not received instructions from the beneficial owners of such shares as to how to vote on such matters, the shares held by that record holder will not be voted on such matter (referred to as “broker non-votes”) but will be counted as present for purposes of determining whether we have a quorum. Since there were 72,977,104 shares of common stock outstanding and 26,593,486 votes available to holders of preferred stock, the presence of holders of 49,785,296 shares-worth of voting power will represent a quorum. The total voting power is 99,570,590 shareholder votes. We must have a quorum to conduct the meeting.

How many votes does it take to pass each matter?

Proposal 1: Approval to Implement a Reverse Stock Split

The affirmative vote of a majority of the votes outstanding (49,785,296), as of the record date, September 12, 2017, is required to approve the amendment to the Company’s Certificate of Incorporation to implement a reverse stock split. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote.

Who can attend the meeting?

All shareholders as of September 12, 2017, or their duly appointed proxies, may attend the meeting.

What do I need to attend the meeting?

In order to be admitted to the meeting, a shareholder must present proof of ownership of Common Stock or Preferred Stock as of the record date. If your shares are held in the name of a broker, bank, custodian, nominee, or other record holder (“street name”), you must obtain a proxy, executed in your favor, from the holder of record (that is, your broker, bank, custodian, or nominee) to be able to vote at the meeting. You will also be required to present a form of photo identification, such as a driver’s license.

What is a proxy?

A proxy is another person you authorize to vote on your behalf. We ask shareholders to instruct the proxy how to vote so that all common shares and shares of Preferred Stock may be voted at the meeting even if the holders do not attend the meeting.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes count for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted as votes cast either for or against the proposal being presented to shareholders and will have no impact on the result of the vote on this proposal.

How do I vote?

If you are a shareholder of record, you may vote as follows:

VOTE BY INTERNET - proxyvote.equitystock.com

Use the Internet to vote by proxy up until 7:00 P.M. Eastern Time on November 2, 2017. Have your proxy card in hand when you access the website and then follow the instructions. Enter the 12-digit Control Number on your proxy card and follow the instructions to vote your proxy.

VOTE BY MAIL

Mark, sign, and date your proxy card and promptly return it in the envelope provided to

EQUITY STOCK TRANSFER

237 W 37TH ST, Suite 602

New York, NY 10018,

ATTN: Shareholder Services.

VOTE BY FAX

Mark, sign, and date your proxy card and promptly return it by fax:

+1 (646) 201-9006 ATTN: Shareholder Services.

You may also attend the Special Meeting in person.

If you are a street name holder (meaning that your shares are held in a brokerage account by a bank, broker or other nominee), you may direct your broker or nominee how to vote your shares; however, you may not vote in person at the Special Meeting unless you have obtained a signed proxy from the record holder giving you the right to vote your beneficially owned shares.

You must be present, or represented by proxy, at the meeting in order to vote your shares. You can submit your proxy by completing, signing, and dating your proxy card and mailing it in the accompanying pre-addressed envelope.

YOUR PROXY CARD WILL BE VALID ONLY IF YOU COMPLETE, SIGN, DATE, AND RETURN IT BEFORE THE MEETING DATE.

How will my proxy vote my shares?

If your proxy card is properly completed and received, and if it is not revoked, before the meeting, your shares will be voted at the meeting according to the instructions indicated on your proxy card. If you sign and return your proxy card, but do not give any voting instructions, your shares will be voted “FOR” approval to implement a reverse stock split of the Company’s outstanding common stock at a ratio of not less than 1 for 300 and not more than 1 for 800, within the discretion of the Board of Directors, at any time prior to December 31, 2017;

To our knowledge, no other matters will be presented at the meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If your shares are held in a brokerage account, you will receive from your broker a full meeting package including a voting instruction form to vote your shares. Your brokerage firm may permit you to provide voting instructions by telephone or by the internet. Brokerage firms have the authority to vote their clients’ unvoted shares. Therefore, if you do not vote on this proposal, your brokerage firm may choose to vote for you or leave your shares unvoted.

Therefore, if you do not vote on this proposal, your shares may remain unvoted on the proposal. We urge you to provide voting instructions to your brokerage firm so that your vote will be cast on this proposal.

What does it mean if I receive more than one proxy card or instruction form?

If you receive more than one proxy card or instruction form, it means that you have multiple accounts with our transfer agent and/or a broker or other nominee or fiduciary or you may hold your shares in different ways or in multiple names (e.g., joint tenancy, trusts, and custodial accounts). Please vote all of your shares.

How do I revoke my proxy and change my vote prior to the meeting?

If you are a registered shareholder (meaning your shares are registered directly in your name with our transfer agent) you may change your vote at any time before voting takes place at the meeting. You may change your vote by:

1. Delivering another proxy card to EQUITY STOCK TRANSFER, 237 W 37TH ST, Suite 602

New York, NY 10018, ATTN: Shareholder Services, with a written notice dated later than the proxy you want to revoke stating that the proxy is revoked.

2. You may complete and send in another proxy card or voting instruction form with a later date.

3. You may attend the meeting and vote in person.

For shares you hold beneficially or in “street name,” you may change your vote by submitting new voting instructions to your bank, broker or other nominee or fiduciary in accordance with that entity’s procedures, or if you obtained a legal proxy form giving you the right to vote your shares, by attending the meeting and voting in person.

Who pays for the proxy solicitation and how will the Company solicit votes?

We will pay the costs of preparing, printing, and mailing the notice of Special Meeting of Shareholders, this proxy statement and the enclosed proxy card. We will also reimburse brokerage firms and others for reasonable expenses incurred by them in connection with their forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may also include telephone, facsimile, or oral communications by directors, officers, or regular employees of the Company acting without special compensation.

We have retained, Alliance Advisors for proxy solicitation services for a fee of $6,000 plus out of pocket expenses.

Who should I call with questions?

If you have any questions or require assistance with voting please contact our proxy solicitation firm Alliance Advisors toll free at 1-833-501-4825.

PROPOSAL TO BE PRESENTED AT SPECIAL MEETING

We will present one proposal at the meeting. We have described in this proxy statement all of the proposals that we expect will be made at the meeting. If any other proposal is properly presented at the meeting, we will, to the extent permitted by applicable law, use your proxy to vote your shares of common stock on such proposal in our best judgment.

PROPOSALS OF SECURITY HOLDERS AT SPECIAL MEETING

Any shareholder wishing to present a proposal which is intended to be presented at the Special Meeting of Shareholders should submit such proposal to the Company at its principal executive offices no later than September 26, 2017. It is suggested that any proposals be sent by certified mail, return receipt requested.

OTHER MATTERS

Should any other matter or business be brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the proxy holder. The Company does not know of any such other matter or business.

ANNUAL REPORT ON FORM 10-K

Upon the written request of a shareholder, the Company will provide, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2016, including the financial statements and schedules and documents incorporated by reference therein but without exhibits thereto, as filed with the Securities and Exchange Commission. The Company will furnish any exhibit to the Annual Report on Form 10-K to any shareholder upon request and upon payment of a fee equal to the Company’s reasonable expenses in furnishing such exhibit. All requests for the Annual Report on Form 10-K or its exhibits should be addressed to Chief Financial Officer, Orbital Tracking Corp., 18851 NE 29th Avenue, Suite 700, Aventura, FL 33180 or email to info@orbitaltracking.com.

PROPOSAL 1 - APPROVAL TO IMPLEMENT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AT A RATIO WITHIN A RANGE OF 1 FOR 300 TO 1 FOR 800 AT ANY TIME PRIOR TO DECEMBER 31, 2017

General

The Board has approved and is seeking stockholder approval of an amendment to our Certificate of Incorporation, to implement a reverse stock split of the Company’s issued and outstanding common stock, at a ratio within the range of 1 for 300 to 1 for 800 at any time prior to December 31, 2017.

If this proposal is approved by our stockholders, the Board of Directors will have the authority, without further action on the part of the stockholders, to implement the reverse stock split at any ratio within the range set forth above. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of our common stock outstanding immediately after the reverse stock split as such stockholder held immediately prior to the reverse stock split. The proposed reverse stock split will not affect the number of shares of common stock authorized in the Articles of Incorporation, which is 750,000,000 shares of common stock and 50,000,000 shares of preferred stock. Because the number of shares of authorized common stock will not be affected, the effect of the proposed reverse stock split will be an increase in the authorized, but unissued, shares of common stock.

Reasons for the Reverse Stock Split

The primary reason for implementing a reverse stock split would be to increase the market price per share of our common stock. The Board of Directors believes that a higher price per share would better enable the Company to obtain listing of its common stock on the Nasdaq Capital Market.

Our common stock is currently quoted on the over-the-counter securities markets and is not listed on any exchange. There are a number of initial listing requirements that we must satisfy in order to achieve a listing on the NASDAQ Capital Market (“NASDAQ”), including a requirement that our common stock maintain a bid price per share of at least $4.00 (the “Minimum Bid Price Rule”). A reverse stock split is intended to help us to achieve and maintain the minimum bid price of the initial listing requirements of NASDAQ.

We also believe that the increased market price of our common stock expected as a result of implementing the reverse stock split will improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total stock value than would be the case if the stock price were substantially higher. It should be noted, however, that the liquidity of our common stock may in fact be adversely affected by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split is implemented.

For the above reasons, we believe the reverse stock split is in the best interests of the Company and our stockholders. However, we cannot assure you that the reverse stock split, if implemented, will have the desired effect of proportionately raising our common stock price over the long term, or at all. The effect of a reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances is varied. Accordingly, we cannot assure you that the market price per share after the reverse stock split will exceed or remain in excess of the $4.00 minimum bid price for a sustained period of time. The market price of our common stock may vary based on other factors unrelated to the number of shares outstanding, including our future performance. We also cannot assure you that our common stock will in fact be successfully listed on NASDAQ even if the reverse stock split is implemented.

Determination of Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of not less than 1 for 300 and not more than 1 for 800, as determined by the Board in its sole discretion. In determining the reverse stock split ratio, the Board will consider numerous factors, including:

●	the historical and projected performance of our common stock;

●	prevailing market conditions;

●	general economic and other related conditions prevailing in our industry and in the marketplace;

●	the projected impact of the selected reverse stock split ratio on our ability to achieve the common stock’s listing on the NASDAQ;

●	our capitalization (including the number of shares of common stock issued and outstanding);

●	the prevailing trading price for our common stock and the volume levels thereof; and

●	potential devaluation of our market capitalization as a result of a reverse stock split.

The purpose of asking for authorization to implement the reverse stock split at a ratio to be determined by the Board, as opposed to a ratio fixed in advance, is to give the Board the flexibility to take into account then-current market conditions and changes in the price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Effects of the Reverse Stock Split

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the implementation of the reverse stock split as that stockholder held immediately prior to the reverse stock split. On September 12, 2017, we had 72,977,104 shares of common stock issued and outstanding and 677,022,896 shares of common stock that were authorized but unissued.

After the reverse stock split is implemented, each stockholder will own a reduced number of shares of our common stock based on the exchange ratio selected by the Board. For example, if the Board decides to implement a 1 for 300 reverse stock split, then for every 300 shares of our common stock that a stockholder owns they will be combined and converted into a single share of our common stock. We estimate that following the implementation of the reverse stock split we would have approximately the same number of stockholders. No fractional shares will be issued as a result of the reverse split, and all fractional shares will be rounded to the nearest whole share. For convenience, all shareholders having less than one (1) whole share following the reverse split will be rounded up to one (1) share. Except for any changes as a result of the treatment of fractional shares, the completion of the reverse stock split alone would not reduce any stockholder’s proportionate ownership interest in the Company. The implementation of the reverse stock split may, however, increase the number of stockholders of the Company who own “odd lots” of less than 100 shares of our common stock. Odd lots may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

Because the number of shares of authorized common stock will not be affected, the proposed reverse stock split will result in an increase in the authorized, but unissued, shares of common stock. The reverse stock split will not affect the par value of our common stock, which shall remain at $0.0001 per share, or the number of shares of preferred stock which the Company may issue, which shall remain at 50,000,000 shares. Our preferred stock is available for issuance from time to time for such purposes and consideration as the Board may approve in their discretion.

The table below illustrates the number of shares of common stock authorized for issuance following the reverse stock split, the approximate number of shares of common stock that would remain outstanding following the reverse stock split. The information in the following table is based on 72,977,104 shares of common stock issued and outstanding as of September 12, 2017.

Proposed Ratio	Number of Common Shares Authorized	Approximate Number of Common Shares Outstanding
1 for 300	750,000,000	243,257
1 for 400	750,000,000	182,443
1 for 500	750,000,000	145,954
1 for 600	750,000,000	121,629
1 for 700	750,000,000	104,253
1 for 800	750,000,000	91,221

As reflected in the table above, the number of authorized shares of our common stock will not be reduced by the reverse stock split. Accordingly, the reverse Stock split will have the effect of creating additional unissued and unreserved shares of our common stock. We have no current arrangements or understandings providing for the issuance of any of the additional authorized and unreserved shares of our common stock that would be available as a result of the proposed reverse stock split. However, these additional shares may be used by us for various purposes in the future without further stockholder approval (subject to applicable Nasdaq Marketplace Rules, if applicable), including, among other things: (i) raising capital necessary to fund our future operations, (ii) providing equity incentives to our employees, executive officers, directors and consultants, (iii) entering into collaborations and other strategic relationships and (iv) expanding our business through the acquisition of other businesses or products.

Although the Board expects that the reduction in outstanding shares of common stock will result in an increase in the per share price of the Company’s common stock, there is no assurance that such a result will occur. Similarly, there is no assurance that if the per share price of the Company’s common stock increases as a result of the reverse stock split, such increase in the per share price will be permanent, which will be dependent on several factors.

●	Should the per share price of our common stock decline after implementation of the reverse stock split, the percentage decline may be greater than would occur in the absence of the reverse stock split.

●	The anticipated resulting increase in per share price of the Company’s common stock due to the reverse stock split is expected to encourage interest in the Company’s common stock and possibly promote greater liquidity for our stockholders. However, such liquidity could also be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

●	The reverse stock split could be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. It is often the case that the reverse-split adjusted stock price and market capitalization of companies that effect a reverse stock split decline.

●	One of the purposes for the proposed reverse stock split is to achieve compliance with the Minimum Bid Price Rule for initial listing on the Nasdaq Capital Market. However, there can be no assurance that, even after the reverse stock split, we will achieve initial listing of our common stock on the Nasdaq Capital Market.

Treatment of Fractional Shares

No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, all fractional shares will be rounded to the nearest whole share. For convenience, all shareholders having less than one (1) whole share following the reverse split will be rounded up to one (1) share.

Exchange of Stock Certificates

The combination of, and reduction in, the number of shares of our outstanding common stock as a result of the reverse stock split will occur automatically on the date that the reverse stock split is made effective by FINRA on the OTC Markets (the “Effective Date”) without any further action on the part of our stockholders and without regard to the date that stock certificates representing the outstanding shares of our common stock prior to the Effective Date are physically surrendered for new stock certificates.

As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for our common stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of our common stock such stockholder is entitled to receive as a result of the reverse stock split. Our transfer agent will act as exchange agent for purposes of implementing the exchange of the stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing our common stock prior to the reverse stock split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of our common stock that he or she holds as a result of the reverse stock split. New certificates will not be issued to a stockholder until the stockholder has surrendered his or her outstanding certificate(s) together with the properly completed and executed transmittal form to the exchange agent.

If your shares are held in an account at a brokerage firm or financial institution, which is commonly referred to as your shares being held in “street name,” then you are the beneficial owner of those shares and the brokerage firm or financial institution holding your account is considered to be the stockholder of record. We intend to treat stockholders holding common stock in street name in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding common stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

Any stockholder whose certificate has been lost, destroyed or stolen will be entitled to a new certificate only after complying with the requirements that we and our transfer agent customarily apply in connection with replacing lost, stolen or destroyed certificates. No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any old certificate, except that if any new certificate is to be issued in a name other than that in which the old certificate(s) are registered, it will be a condition of such issuance that (i) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (ii) the transfer complies with all applicable federal and state securities laws, and (iii) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR TRANSFER AGENT.

Accounting Consequences

The par value of our common stock will remain unchanged at $0.0001 per share after the reverse stock split. As a result, our stated capital, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of the common stock issued and outstanding, will be reduced proportionately at the effective time of the reverse stock split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share, net income and other per share amounts will be increased as a result of the reverse stock split because there will be fewer shares of common stock outstanding.

Potential Anti-Takeover Effect

Although in certain circumstances the increased proportion of unissued authorized shares to issued shares could have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company and another company), the proposed reverse stock split is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company, and it is not part of a plan by management to recommend a series of similar actions to the Board and stockholders. Other than seeking approval for the Board to effect the reverse stock split, the Board currently does not contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to effect a change control of the Company.

No Appraisal Rights

Under the Nevada law, our stockholders are not entitled to appraisal rights with respect to our proposed reverse stock split, and we will not independently provide our stockholders with any such rights.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the implementation of the reverse stock split, the Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, and the implementation of the proposed reverse stock split will not cause the Company to go private.

Book-Entry Shares

If the reverse stock split is effected, stockholders who hold uncertificated shares (i.e. shares held in book entry form and not represented by a physical certificate), whether as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent (and for beneficial owners by their brokers or banks that hold the shares in street name for their benefit, as the case may be) to give effect to the reverse stock split.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock. It addresses only U.S. stockholders who hold the pre-reverse stock split common stock and post-reverse stock split common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and does not account for or consider the federal income tax consequences to stockholders in light of their individual investment circumstances or to stockholders subject to special treatment under the federal income tax laws, including but not limited to:

●	banks, financial institutions, thrifts, mutual funds or trusts;

●	tax-exempt organizations;

●	insurance companies;

●	dealers in securities or foreign currency;

●	real estate investment trusts, personal holding companies, regulated investment companies, or passive foreign investment companies;

●	foreign or United States expatriate stockholders;

●	stockholders who are not “United States persons,” as defined in Section 7701 of the Internal Revenue Code;

●	controlled foreign corporations;

●	stockholders with a functional currency other than the U.S. dollar;

●	stockholders who hold the pre-reverse stock split common stock as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated investment;

●	stockholders who hold the pre-reverse stock split common stock as “qualified small business stock” within the meaning of Section 1202 of the Internal Revenue Code;

●	common trusts;

●	traders, brokers, or dealers in securities who elect to apply a mark-to-market method of accounting;

●	partnerships or other pass-through entities or investors in such entities;

●	stockholders who are subject to the alternative minimum tax provisions of the Internal Revenue Code;

●	stockholders who acquired their pre-reverse stock split common stock pursuant to the exercise of employee stock options, through a tax-qualified retirement plan, or otherwise as compensation; or,

●	holders of warrants or stock options.

In addition, this discussion does not address any tax considerations under state, local, gift, or foreign tax laws. This summary is based upon the Internal Revenue Code, existing and proposed U.S. Treasury regulations promulgated thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as in effect on the date hereof and all of which are subject to differing interpretations. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences of the reverse stock split to vary substantially from the consequences described herein. Further, no ruling from the Internal Revenue Service (the “IRS”) or opinion of legal or tax counsel will be obtained with respect to the matters discussed herein, and there is no assurance or guarantee that the IRS would agree with the conclusions set forth in this summary. This information is not intended as tax advice to any person and may not be relied upon to avoid penalties.

STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, GIFT, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION OR AUTHORITY.

The reverse stock split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code. Certain filings with the IRS must be made by the Company and certain “significant holders” of our common stock in order for the reverse stock split to qualify as a recapitalization. The tax consequences discussed below assume that the reverse stock split is treated as a recapitalization and that the common stock is held by each stockholder as a capital asset:

●	A stockholder generally will not recognize gain or loss as a result of the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse stock split common stock. A stockholder who receives cash in lieu of a fractional share interest in the post-reverse stock split common stock generally will recognize gain or loss equal to the difference, if any, between the cash received and the portion of the tax basis of the pre-reverse stock split common stock allocated to the fractional share interest. Subject to the limitations above, such gain or loss will be long-term capital gain or loss if the pre-reverse stock split common stock was held for more than one year by the stockholder at the time of the reverse stock split. If a stockholder is an individual, such gain may also be subject to an additional 3.8% Medicare tax if such stockholder attains certain income thresholds.

●	A stockholder’s aggregate tax basis of the post-reverse stock split common stock received in the reverse stock split will generally be equal to the aggregate tax basis of the pre-reverse stock split common stock exchanged therefore (excluding any portion of the stockholder’s tax basis allocated to fractional share interests).

●	A stockholder’s holding period for the common stock held post-reverse stock split will include the holding period of the pre-reverse stock split common stock exchanged.

●	No gain or loss for federal income tax purposes will be recognized by the Company as a result of the reverse stock split.

Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split. In addition, stockholders may be subject to backup withholding (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally may be refunded or allowed as a credit against the stockholder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

The foregoing discussion is intended only as a summary of certain U.S. federal income tax consequences of the reverse stock split and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences of the reverse stock split.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE REVERSE STOCK SPLIT, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth, as of September 12, 2017, the number of and percent of the Company’s common stock beneficially owned by: (1) all directors and nominees, naming them; (2) our executive officers; (3) our directors and executive officers as a group, without naming them; and (4) persons or groups known by us to own beneficially 5% or more of our voting securities.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from September 12, 2017 upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of September 12, 2017 have been exercised and converted.

Amount and Nature of Beneficial Ownership

	Total Voting Power (1)			Common Stock (2)			Series B Preferred Stock (3)			Series C Preferred Stock (4)			Series D Preferred Stock (5)
	Number of Shares		Percent	Number of Shares		Percent	Shares Beneficially Held		Percent	Shares Beneficially Held		Percent	Shares Beneficially Held		Percent
Name and Address of Beneficial Owner (13)
Directors and Executive Officers
David Phipps	3,641,557	(14)	3.66%	18,484,630	(15)	12.99%	-		-	-		-	-		-
Hector Delgado	-		-	1,450,000	(16)	1.02%	-		-	-		-	-		-
Theresa Carlise	-		-	4,250,000	(17)	2.99%	-		-	-		-	-		-
Jenna Foster	720,000	(18)	0.72%	10,720,000	(19)	7.54%	-		-	-		-	-		-
James Phipps	720,000	(20)	0.72%	10,720,000	(21)	7.54%	-		-	-		-	-		-
Directors and Executive Officers as a Group (5 persons)	5,081,557		5.10%	45,781,557		32.04%	-		-	-		-	-		-

Certain Persons
ADH Capital Ventures LLC (22)	3,641,557	(23)	3.66%	3,641,557	(23)	2.56%	-		-	375,000	(23)	10.59%	-		-
Michael Brauser (24)	3,641,557	(24)	3.66%	3,641,557	(24)	2.56%	3,333	(24)	50.00%	-		-	1,583,816	(24)	52.64%
DL2 Capital (25)	3,641,557	(26)	3.66%	3,641,557	(26)	2.56%	-		-	-			-
Frost Gamma Investments Trust (27)	3,641,557	(28)	3.66%	3,641,557	(28)	2.56%	-		-	2,127,923	(28)	60.10%	-		-

Barry Honig GRQ 401K (29)	3,641,557	(30)	3.66%	3,641,557	(30)	2.56%	3,333	(24)	50.00%	-		-	691,094	(30)	22.97%
Sichenzia Ross Ference Kesner LLP (31)	3,641,557	(32)	3.66%	3,641,557	(32)	2.56%	-		-	112,442	(32)	3.18%	-		-
Oban Investments LLC (33)	3,641,557	(34)	3.66%	3,641,557	(34)	2.56%							55,625	(34)	1.85%
Sandor Capital Master Fund LP (35)	3,641,557	(36)	3.66%	3,641,557	(36)	2.56%	-		-	925,000	(36)	26.13%	655,000	(36)	21.77%
DTMFS LP (37)	3,641,557	(38)	3.66%	3,641,557	(38)	2.56%
The David Stephen Group LLC (39)	850,000	(40)	0.85%	3,000,000	(41)	2.11%	-		-	-		-	-		-
FMT CO Cust IRA Rollover (42)	5,244,334	(43)	5.27%	5,244,334	(43)	3.69%	-		-	-		-	-		-

Total Voting Capital and Shares Outstanding	99,570,590			142,263,663			6,666			3,540,365			3,008,984

Amount and Nature of Beneficial Ownership-(Continued)

	Series E Preferred Stock (6)			Series F Preferred Stock (7)			Series G Preferred Stock (8)			Series H Preferred Stock (9)			Series I Preferred Stock (10)
	Shares Beneficially Held		Percent	Shares Beneficially Held		Percent	Shares Beneficially Held		Percent	Shares Beneficially Held		Percent	Shares Beneficially Held		Percent
Name and Address of Beneficial Owner (13)
Directors and Executive Officers
David Phipps	6,133,537	(14)	85.15%	-		-	-		-	-		-	-		-
Hector Delgado	-		-	-		-	-		-	-		-	-		-
Theresa Carlise	-		-	-		-	-		-	-		-	-		-
Jenna Foster	-		-	-		-	-		-	-		-	-		-
James Phipps	-		-	-		-	-		-	-		-	-		-
Directors and Executive Officers as a Group (5 persons)	6,133,537		85.15%	-		-	-		-	-		-	-		-

Certain Persons
ADH Capital Ventures LLC (22)	-		-	-		-	-		-	-		-	-		-
Michael Brauser (24)	-		-	349,999	(24)	31.82%	4,125,008	(24)	40.91%	12,500	(24)	14.3%	24,305	(24)	26.15%
DL2 Capital (25)	985,500	(26)	13.68%
Frost Gamma Investments Trust (27)	-		-	-		-	-		-	62,500	(28)	71.4%	-		-
Barry Honig GRQ 401K (29)	-		-	349,999	(30)	31.82%	4,125,008	(30)	40.91%	12,500	(30)	14.3%	24,305	(30)	26.15%
Sichenzia Ross Ference Kesner LLP (31)	-		-	-		-	-		-	-		-	-		-
Oban Investments LLC (33)	-		-	200,000	(34)	18.18%	1,833,335	(34)	18.18%	-		-	20,834	(34)	22.42%
Sandor Capital Master Fund LP (35)	-		-	200,000	(36)	18.18%	-		-	-		-	23,000	(36)	24.75%
DTMFS LP (37)	-		-	-		-	-		-	-		-	-		-
The David Stephen Group LLC (39)	-		-	-		-	-		-	-		-	-		-
FMT CO Cust IRA Rollover (42)	-		-	-			-			-			-

Total Voting Capital and Shares Outstanding	7,202,877			1,099,998			10,083,351			87,500			92,944

Amount and Nature of Beneficial Ownership-(Continued)

	Series J Preferred Stock (11)			Series K Preferred Stock (12)
	Shares Beneficially Held		Percent	Shares Beneficially Held		Percent
Name and Address of Beneficial Owner (13)
Directors and Executive Officers
David Phipps	-		-	-		-
Hector Delgado				-		-
Theresa Carlise	-		-	-		-
Jenna Foster	-		-	-		-
James Phipps	-		-	-		-
Directors and Executive Officers as a Group (5 persons)	-		-	-		-

Certain Persons
ADH Capital Ventures LLC (22)	-		-	-		-
Michael Brauser (24)	5,000	(24)	9.15%	341,820	(24)	29.30%
DL2 Capital (25)	-		-	-		-
Frost Gamma Investments Trust (27)	30,000	(28)	54.88%	187,500	(28)	16.07%
Barry Honig GRQ 401K (29)	5,000	(30)	9.15%	341,820	(30)	29.30%
Sichenzia Ross Ference Kesner LLP (31)	4,669	(32)	8.54%	76,763	(32)	6.58%
Oban Investments LLC (33)	5,000	(34)	9.15%	143,750	(34)	12.32%
Sandor Capital Master Fund LP (35)				75,000	(36)	6.43%
DTMFS LP (37)	5,000	(38)	9.15%	-		-
The David Stephen Group LLC (39)	-		-	-		-
FMT CO Cust IRA Rollover (42)	-		-	-		-

Total Voting Capital and Shares Outstanding	54,669			1,166,652

(1) In determining the voting power held by a person or entity on, the percentage of total voting power represents voting power with respect to all shares of our common stock and preferred stock, as a single class. The holders of our common stock are entitled to one vote per share, holders of our Series B Preferred Stock are entitled to one vote per share, holders of our Series C Preferred Stock are entitled to 10 votes per share, holders of our Series D Preferred Stock are entitled to 20 votes per share, holders of our Series E Preferred Stock are entitled to 10 votes per share, holders of our Series F Preferred Stock are entitled to one vote per share, holders of our Series G Preferred Stock are entitled to one vote per share, holders of our Series H Preferred Stock are entitled to 100 votes per share, holders of our Series I Preferred Stock are entitled to 100 votes per share, holders of our Series J Preferred Stock are entitled to 1,000 votes per share and holders of our Series K Preferred Stock are entitled to 100 votes per share. Shares of common stock which may be acquired within 60 days upon exercise of warrants or options or conversion of promissory notes were not included in calculating the voting power.

(2) In determining the percent of common stock beneficially owned by a person or entity on, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of preferred stock and promissory notes, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on September 12, 2017 (72,977,104) and (ii) the total number of shares that the beneficial owner may acquire upon exercise of options, (42,850,000) and (iii) conversion of preferred stock, (26,436,559), subject to limitations on conversion and exercise as more fully described in the notes below, which is an aggregate of 142,263,663 shares.

(3) The holders of our Series B Preferred Stock are entitled to one vote for each share of Series B Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Each share of Series B Preferred Stock is convertible into five shares of common stock. Pursuant to the terms of the Series B Preferred Stock, a holder cannot convert any of the Series B Preferred Stock if such holder would beneficially own, after any such conversion, more than 9.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series B Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits.

(4) Each share of Series C Preferred Stock is convertible into 10 shares of common stock. Pursuant to the terms of the Series C Preferred Stock, a holder cannot convert any of the Series C Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series C Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to 10 votes for each share of Series C Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

(5) Each share of Series D Preferred Stock is convertible into 20 shares of common stock. Pursuant to the terms of the Series D Preferred Stock, a holder cannot convert any of the Series D Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series D Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to 20 votes for each share of Series D Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

(6) Each share of Series E Preferred Stock is convertible into 10 shares of common stock. Pursuant to the terms of the Series E Preferred Stock, a holder cannot convert any of the Series E Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series E Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to 10 votes for each share of Series E Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited

(7) Each share of Series F Preferred Stock is convertible into one share of common stock. Pursuant to the terms of the Series F Preferred Stock, a holder cannot convert any of the Series F Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series F Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to one vote for each share of Series F Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record, date is established, at the date, such vote is taken or any written consent of shareholders is solicited.

(8) Each share of Series G Preferred Stock is convertible into one share of common stock. Pursuant to the terms of the Series G Preferred Stock, a holder cannot convert any of the Series G Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series G Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to one vote for each share of Series G Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record, date is established, at the date, such vote is taken or any written consent of shareholders is solicited.

(9) Each share of Series H Preferred Stock is convertible into 100 shares of common stock. Pursuant to the terms of the Series H Preferred Stock, a holder cannot convert any of the Series H Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series H Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to 100 votes for each share of Series H Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record, date is established, at the date, such vote is taken or any written consent of shareholders is solicited.

(10) Each share of Series I Preferred Stock is convertible into 100 shares of common stock. Pursuant to the terms of the Series I Preferred Stock, a holder cannot convert any of the Series I Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series I Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to 100 votes for each share of Series I Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record, date is established, at the date, such vote is taken or any written consent of shareholders is solicited.

(11) Each share of Series J Preferred Stock is convertible into 100 shares of common stock. Pursuant to the terms of the Series J Preferred Stock, a holder cannot convert any of the Series J Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series J Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to 100 votes for each share of Series J Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record, date is established, at the date, such vote is taken or any written consent of shareholders is solicited.

(12) Each share of Series K Preferred Stock is convertible into 1,000 shares of common stock. Pursuant to the terms of the Series K Preferred Stock, a holder cannot convert any of the Series K Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series K Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to 1,000 votes for each share of Series K Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record, date is established, at the date, such vote is taken or any written consent of shareholders is solicited.

(13) Unless otherwise indicated in the footnotes, the address of the beneficial owners is c/o Orbital Tracking Corp., 18851 N.E. 29th Ave., Suite 700, Aventura, Florida 33180.

(14) Includes (i) 3,484,630 shares of common stock and (ii) 156,927 shares of common stock issuable upon the conversion of 15,693 shares of Series E Preferred. Does not include 61,178,443 votes and 61,178,443 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series E Preferred Stock.

(15) Includes (i) 3,484,630 shares of common stock and (ii) 15,000,000 shares of common stock issuable upon exercise of options. Does not include 61,335,370 votes and 61,335,370 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series E Preferred Stock.

(16) Includes 1,450,000 shares of common stock issuable upon exercise of options.

(17) Includes 4,250,000 shares of common stock issuable upon exercise of options.

(18) Includes 720,000 shares of common stock. Ms. Foster is the adult child of David Phipps, the company’s Chief Executive Officer.

(19) Includes (i) 720,000 shares of common stock and (ii) 10,000,000 shares of common stock issuable upon exercise of options.

(20) Includes 720,000 shares of common stock. Mr. James Phipps is the adult child of David Phipps, the company’s Chief Executive Officer.

(21) Includes (i) 720,000 shares of common stock and (ii) 10,000,000 shares of common stock issuable upon exercise of options.

(22) The address of this beneficial owner is 916 Fiddler’s Creek Road, Ponte Vedra Beach, Florida 32082

(23) Includes 3,641,557 shares of common stock issuable upon conversion of Series C Preferred Stock. Felicia Hess is the president of ADH Ventures LLC and holds voting and dispositive power over the securities of the company held by ADH Ventures LLC. Does not include 108,443 votes and 108,443 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock.

(24) The address of this beneficial owner is 4400 Biscayne Blvd., #850, Miami Florida 33137. Includes (i) one vote per share for 1,617,800 shares of common stock, (ii) 2,023,757 votes, or 20 votes per share of 101,188 shares of Series D Preferred Stock. Does not include (i) one vote per share for 3,333 shares of Series B Preferred Stock and (ii) 28,427,563 votes, or 20 votes per share of 1,421,378 shares of Series D Preferred stock due to the beneficial ownership limitations on the voting rights of the Series D Preferred Stock and (iii) 1,225,000 shares of common stock issuable upon conversion of 61,250 shares of Series D Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock held by Grander Holdings Inc. 401K., Mr. Brauser is the trustee of Grander Holdings Inc., 401K and holds voting and dispositive power over the securities of the Company held by Grander Holdings Inc., 401K , (iv) one vote per share for 116,666 shares of common stock issuable upon conversion of Series F Preferred Stock due to the beneficial ownership limitations on the voting rights of the Series F Preferred Stock held by Michael Brauser, and (v) one vote per share for 233,333 shares of common stock issuable upon conversion of Series F Preferred Stock due to the beneficial ownership limitations on the voting rights of the Series F Preferred Stock, held in the name of Grander Holdings Inc., 401K., and (vi) 1,986,116 shares of common stock issuable upon conversion of Series G Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series G Preferred Stock, held by Michael Brauser, and (vii) 2,138,892 shares of common stock issuable upon conversion of Series G Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series G Preferred Stock, held in the name of Grander Holdings Inc, 401K. (viii) 1,250,000 shares of common stock issuable upon conversion of Series H Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series H Preferred Stock held by Grander Holdings Inc. 401K., and (ix) 2,430,500 shares of common stock issuable upon conversion of 100 votes per share or 24,305 shares of Series I Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series I Preferred Stock, held in the name of Michael Brauser and (x) 5,000,000 shares of common stock issuable upon conversion of 1,000 votes per share or 5,000 shares of Series J Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series J Preferred Stock, held in the name of Grander Holdings Inc., 401k, (xi) held in the name of Grander Holdings Inc., 401k, and (xii) 20,520,800, shares of common stock issuable upon conversion of 100 votes per share or 205,208 shares of Series K Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series K Preferred Stock and (xiii ) held in the name of Michael Brauser, 13,661,100 shares of common stock issuable upon conversion of 100 votes per share or 136,611 shares of Series K Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series K Preferred Stock.

(25) The address of this beneficial owner is 520 NW 165th Street Road # 102, Miami, FL 33169

(26) Includes 3,641,557 shares of common stock issuable upon conversion of Series E Preferred Stock. Does not include 6,213,443 votes and 6,213,443 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series E Preferred Stock.

(27) The address of this beneficial owner is 4400 Biscayne Blvd., 15th Fl. Miami Florida 33137

(28) Includes 706,667 shares of common stock held by Phillip and Patricia Frost Philanthropic Frost Gamma Trust, 620,770 shares of common stock held by Frost Gamma Investments Trust and 20,000 shares of common stock held by Dr. Philip Frost and 2,294,120 shares of common stock issuable upon the conversion of 229,412 shares of Series C Preferred Stock held by Frost Gamma Investments Trust. Dr. Frost is the trustee of Frost Gamma Investments Trust and Phillip and Patricia Frost Philanthropic and holds voting and dispositive power over the securities of the Company held by both. Does not include: (i) 18,985,110 votes and 18,985,110 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock held by Frost Gamma Investments Trust and (ii) 6,250,000 votes and 6,250,000 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series H Preferred Stock held by Frost Gamma Investments Trust, (iii) 30,000,000 votes and 30,000,000 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series J Preferred Stock held by Frost Gamma Investments Trust and (iv) 18,750,000 votes and 18,750,000 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series K Preferred Stock held by Frost Gamma Investments Trust

(29) The address of this beneficial owner is 555 South Federal Highway #450, Boca Raton, Florida 33432

(30) Includes (i) one vote per share for 31,098 shares of common stock held by Barry Honig, (ii, (iii) one vote per share for 1,647,500 shares of common stock held by GRQ Consultants, Inc. 401K FBO Barry Honig, (iv) one vote per share for 2,000 shares of common stock held by GRQ Consultants, Inc. and (v) 1,960,959 votes, or 20 votes per share, for 98,048 shares of Series D Preferred Stock held by GRQ Consultants, Inc. 401K FBO Barry Honig. Mr. Honig is the trustee of GRQ Consultants, Inc. 401K FBO Barry Honig and holds voting and dispositive power over the securities of the Company held by GRQ Consultants, Inc. 401K FBO Barry Honig. Mr. Honig is the president of GRQ Consultants, Inc. and holds voting and dispositive power over the securities of the company held by GRQ Consultants, Inc. Does not include (i) ) one vote per share for 3,333 shares of Series B Preferred Stock held by Barry Honig and (ii) 11,860,921 votes underlying 593,046 shares of Series D Preferred Stock held by GRQ Consultants, Inc. 401K FBO Barry Honig, and (iii) 349,999 votes or shares of common stock due to the beneficial ownership limitations on the conversion of the Series F Preferred Stock held by GRQ Consultants, Inc. 401K FBO Barry Honig, and (iv) 4,125,008 votes or shares of common stock due to the beneficial ownership limitations on the conversion of the Series G Preferred Stock held by GRQ Consultants, Inc. 401K FBO Barry Honig., (v) 1,250,000 Votes, or 100 votes per share, underlying 12,500 shares of Series H Preferred Stock due to the beneficial ownership limitations on the conversion of the Series H Preferred Stock held by GRQ Consultants, Inc. 401K FBO Barry Honig, (vi) 2,430,500 Votes, or 100 votes per share, underlying 24,305 shares of Series I Preferred Stock due to the beneficial ownership limitations on the conversion of the Series I Preferred Stock held by GRQ Consultants, Inc. 401K FBO Barry Honig, (vii) 5,000,000 Votes, or 1,000 votes per share, underlying 5,000 shares of Series J Preferred Stock due to the beneficial ownership limitations on the conversion of the Series J Preferred Stock held by GRQ Consultants, Inc. 401K FBO Barry Honig and (viii) 34,182,000 Votes, or 100 votes per share, underlying 341,820 shares of Series K Preferred Stock due to the beneficial ownership limitations on the conversion of the Series K Preferred Stock held by GRQ Consultants, Inc. 401K FBO Barry Honig.

(31) The address of this beneficial owner is 61 Broadway FL 32, New York, NY 10006-2701.

(32) Includes (i) 961,470 shares of common stock held by Sichenzia Ross Ference Kesner LLP, 350,000 shares of common stock held by Paradox Capital Partners LLC and 1,466 shares of common stock held by Aurcana LLC (ii) 2,328,621 shares of common stock issuable upon conversion of Series J Preferred Stock held in the name of Sichenzia Ross Ference Kesner LLP. Does not include (i) 1,124,420 shares of common stock issuable upon the conversion of Series C Preferred Stock held in the name of Paradox Capital Partners LLC, (ii) 2,340,379 shares of common stock issuable upon conversion of 2,340 shares of Series J Preferred stock due to the beneficial ownership limitations on the voting rights and conversion of the Series J Preferred Stock, held in the name of Sichenzia Ross Ference Kesner LLP, (iii) 978,600 shares of common stock issuable upon conversion of Series K Preferred Stock held by Sichenzia Ross Ference Kesner LLP, and (iv) 6,697,700 shares of common stock issuable upon conversion of Series K Preferred Stock held in the name of Paradox Capital Partners LLC. Harvey Kesner partner of Sichenzia Ross Ference Kesner LLP has voting control and investment discretion over the securities reported herein that are held by Sichenzia Ross Ference Kesner LLP. Mr Kesner principal of Paradox Capital Partners LLC and Aurcana LLC has voting control and investment discretion over the securities reported herein that are held by same.

(33) The address of this beneficial owner is 68 Fiesta Way, Fort Lauderdale, FL 33301.

(34) Includes (i) 99 shares of common stock held by John Stetson and (ii) 1,112,500 votes and 1,112,500 common shares issuable due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock, (iii) 200,000 votes and 200,000 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series F Preferred Stock, and (iv) 1,833,335 votes and 1,833,335 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series G Preferred Stock and (v) 495,623 votes and 495,623 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series I Preferred Stock. Does not include (i) 1,587,777 votes and 1,587,777 shares of common stock issuable upon conversion of Series I Preferred Stock held by Oban Investments LLC due to the beneficial ownership limitations on the voting rights and conversion of the Series I and (ii) 5,000,000 votes and 5,000,000 shares of common stock issuable upon conversion of Series J Preferred Stock held by Oban Investments LLC due to the beneficial ownership limitations on the voting rights and conversion of the Series J Preferred Stock and (iii) 14,375,000 votes and 14,375,000 shares of common stock issuable upon conversion of Series K Preferred Stock held by Oban Investments LLC due to the beneficial ownership limitations on the voting rights and conversion of the Series K Preferred Stock John Stetson is the manager of Oban Investments LLC and holds voting and dispositive power over the securities of the Company held by Oban Investments LLC.

(35) The address of this beneficial owner is 2828 Routh Street, Suite 500, Dallas, Texas 75201.

(36) Includes (i) 1,735,968 shares of common stock and (ii) 1,905,589 shares of common stock issuable upon conversion of Series C Preferred Stock. John Lemak is the manager of Sandor Capital Master Fund LP and holds voting and dispositive power over the securities of the Company held by Sandor Capital Master Fund LP. Does not include: (i) 1,250,000 shares of common stock issuable upon conversion of Series C Preferred Stock, held by JSL Kids Partners, of which Mr. Lemak is the control person (i) 6,094,411 votes and 609,441 shares of Series C Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock held by Sandor Capital Master Fund LP, (ii) 13,100,000 votes and 655,000 shares of Series D Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock held by Sandor Capital Master Fund LP and (iv) 200,000 votes and shares due to the beneficial ownership limitations on the voting rights and conversion of the Series F Preferred Stock held by Sandor Capital Master Fund LP., and (v) 2,300,000 votes, or 100 votes per share, underlying 23,000 shares of Series I Preferred Stock due to the beneficial ownership limitations on the conversion of the Series I Preferred Stock held by Sandor Capital Master Fund LP (vi) 7,500,000 votes and 75,000 shares of Series K Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series K Preferred Stock held by Sandor Capital Master Fund LP , Mr. Lemak is the trustee of JSL Kids Partners LLC and holds voting and dispositive power over the securities of the Company held by JSL Kids Partners LLC.

(37) The address of this beneficial owner is 327 Seneca Lane, Boca Raton, FL 33487

(38) Includes 3,641,557 shares of common stock issuable upon conversion of Series J Preferred Stock due to the beneficial ownership limitations on the voting rights of the Series J Preferred Stock. Does not include 1,358,443 votes, or 1,000 votes per share, underlying 1,458 shares of Series J Preferred Stock due to the beneficial ownership limitations on the conversion of the Series J Preferred Stock. Brian Herman is the principal of DMTFS LP and holds voting and dispositive power over the securities of the Company held by DMTFS LP.

(39) The address of this beneficial owner is 1640 Terrace Way, Walnut Creek, CA 94597-3902

(40) Includes 850,000 shares of common stock.

(41) Includes (i) 850,000 shares of common stock and (ii) 2,150,000 shares of common stock issuable upon exercise of options. David Rector is the president of The David Stephen Group LLC and holds voting and dispositive power over the securities of the Company held by The David Stephen Group LLC.

(42) The address of this beneficial owner is 335 Medford St., Apt 2, Malden, MA 02148-6613.

(43) Includes 5,244,334 shares of common stock held by FMT CO Cust IRA Rollover. Matthew Du holds voting and dispositive power over the securities of the Company held by FMT CO Cust IRA Rollover.

SOLICITATION OF PROXIES

Cost and Method

We will pay all of the costs of soliciting these proxies. In addition to solicitation by mail, our employees, officers and directors may, without additional compensation, solicit proxies by mail, e-mail, facsimile, in person or by telephone or other forms of telecommunication. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

Participants in the Proxy Solicitation

Under applicable regulations of the SEC, each of our directors may be deemed to be a participant in our solicitation of proxies in connection with the Special Meeting. Please refer to the disclosure in this proxy statement for information about our directors who may be deemed participants in the solicitation. Except as described in this proxy statement, there are no agreements or understandings between us and any of our directors or executive officers relating to their employment with us or any future transactions.